March 20, 2007

To:	The Addressees Listed on Schedule I Hereto

Re:	Volkswagen Auto Lease Trust 2004-A
Optional Purchase of Transaction SUBI Certificate

Ladies and Gentlemen:

Pursuant to and in accordance with Section 10.1 of the Indenture (as defined below), the undersigned hereby gives notice that Volkswagen Auto Lease Underwritten Funding, LLC (the "Transferor"), has elected to exercise its option to purchase the Trust SUBI Certificate on April 20, 2007 (the "Redemption Date") in accordance with Section 9.4 of the Amended and Restated Trust Agreement, dated as of September 29, 2004 (the "Trust Agreement"), between the Transferor and The Bank of New York (Delaware), as Owner Trustee. Therefore, pursuant to Section 10.1 of the Indenture and Section 9.4 of the Trust Agreement, the Notes will be redeemed on the Redemption Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture dated as of September 29, 2004 (the "Indenture"), between Volkswagen Auto Lease Trust 2004-A, as Issuer, and Citibank N.A., as Indenture Trustee.

VW CREDIT, INC., as Administrator

By:  /s/ M. Luedtke
Name:  M. Luedtke
Title:  Treasurer

By:  /s/ Timothy J. Flaherty
Name:  Timothy J. Flaherty
Title:  Asst. Treasurer

Notice of Optional Purchase
VALT 2004-A Clean-up Call

Schedule I

THE BANK OF NEW YORK (DELAWARE)
Individually and as Owner Trustee
Volkswagen Auto Lease Trust 2004-A
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Asset Backed Securities Unit

CITIBANK, N.A.
Individually and as Indenture Trustee
111 Wall Street
14th Floor, Zone 3
New York, NY 10005
Attention: Citibank Agency & Trust, Structured Finance Group

VW CREDIT, INC.
As Administrator
3800 Hamlin Road
Auburn Hills, MI 48326
Attention: General Counsel

Notice of Optional Purchase
VALT 2004-A Clean-up Call